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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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         Date of Report (Date of earliest event reported): March 5, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                          000-21642              35-1617970
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

          Attached hereto, and incorporated herein by reference in its entirety, as Exhibit 99.1 is a copy of a press release announcing the retirement of Executive Vice President and Chief Financial Officer Kenneth K. Wolff and the promotion of ATA Vice President and Controller David M. Wing to replace Wolff.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated March 5, 2003.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ATA Holdings Corp.

Date: March 5, 2003                       By: /s/ Kenneth K. Wolff
                                                  ----------------

                                          Name: Kenneth K. Wolff
                                          Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.             Description of the Exhibit

99.1                    Press Release dated March 5, 2003

                     Kenneth K. Wolff Announces Retirement;
      David M. Wing to be Promoted as ATA Executive Vice President and CFO

INDIANAPOLIS, March 5, 2003 - ATA Holdings Corp. (NASDAQ: ATAH) Chairman, President and CEO George Mikelsons today announced that Kenneth K. Wolff, the Company's Executive Vice President and Chief Financial Officer, has elected to retire effective April 1, 2003.

"It is with a heavy heart that I am announcing Ken's retirement," said Mikelsons. "Ken has been a friend and a business partner for 30 years. He has made enormous contributions to the financial health of ATA, as well as to its strategic direction. Our management team and all of ATA's employees will miss Ken greatly and wish him and his family all the best."

In his nearly 13 years with ATA, Wolff guided the Company through its original aircraft purchases, subsequent credit facilities, and its Initial Public Offering in 1993. In addition, Wolff led the financing of public unsecured debt, the purchase and financing of new aircraft; some through EETC's; and in the recent difficult economic environment he was instrumental in securing the government-guaranteed loan. Wolff has been responsible for ATA's Accounting, Treasury, Information Services, Legal, Human Resources and Strategic Planning Divisions. Prior to joining ATA, Wolff served as President and Chief Executive Officer of First of America Bank-Indiana.

"I am happy to appoint an outstanding candidate to fill the role Ken leaves behind at ATA," said Mikelsons. "Dave Wing has worked closely with Ken for over eight years and has stood out as the leader in the company's recent drive to cut its costs and operate more efficiently. He is respected throughout the company and the industry for his knowledge of aviation accounting and finance. I am pleased that Dave will be bringing his experience, skills, and enthusiasm to our senior management team during this difficult period for the airline industry."

Wing has  served as ATA's Vice  President  and  Controller  since  1994,  and is responsible for all accounting, financial reporting, budgeting, and SEC compliance activities. Wing's other responsibilities included tax planning, financial forecasting and the measurement of business segment profitability. He also supervised the SEC registrations for ATA's debt and equity transactions. In his new role, Wing will report to Mikelsons, and serve on the Board of Directors and the Executive Committee.

Before joining ATA, Wing held several positions with American Airlines over a period of 15 years, including Managing Director in the Controller's Department. He has also worked as an auditor in the public accounting field. Wing, a Certified Public Accountant, graduated from the University of Tulsa where he earned a Bachelor of Science degree and an MBA.

Now celebrating its 30th year of operation, ATA is the nation's 10th largest passenger carrier based on revenue passenger miles. ATA operates significant scheduled service from Chicago-Midway and Indianapolis to more than 40 business and vacation destinations. To learn more about the company, visit the website at www.ata.com.


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Caution  Concerning  Forward-Looking  Statements:  This  communication  contains certain "forward-looking statements". These statements are based on ATA Holdings Corp. management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.